                                                                    EXHIBIT 4.27

                              AMENDMENT NO. 4 TO
                      STOCKHOLDERS AGREEMENT AND CONSENT
                      ----------------------------------


     This Amendment No. 4 to Stockholders Agreement and Consent (this "Amendment") is entered into as of this 21st day of May, 1999, among Focal Communications Corporation, a Delaware corporation (the "Company") and the stockholders listed on the signature page hereof (the "Stockholders"). Capitalized terms not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Stock Purchase Agreement, dated November 27, 1996, by and among the parties hereto (the "Stock Purchase Agreement").

     WHEREAS, the Company and the Stockholders wish to amend the provisions of the Stockholders Agreement, dated November 27, 1996, by and among the parties hereto and certain other stockholders of the Company, as amended (the "Stockholders Agreement") as provided in paragraph 1 of this Amendment;

     WHEREAS, the Stockholders collectively own all of the Institutional Investor Stock and the Executive Stock; and

     WHEREAS, the Stockholders wish to consent to the amendment (as provided in paragraph 1 of this Amendment) for purposes of the Stock Purchase Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.   Amendment to Stockholders Agreement.  Pursuant to Section 9 of the
          -----------------------------------
Stockholders Agreement, the first sentence of Section 3(b) of the Stockholders Agreement is hereby amended and restated to read in its entirety as follows:

          "Permitted Transfer" means (i) any Transfer of Common Stock (A) pursuant to applicable laws of descent and distribution, (B) among such Stockholder's Family Group (as defined below), or (C) in the case of a Stockholder that is not a natural person, to such Stockholder's Affiliates or (ii) any pledge of Common Stock that constitutes Vested Shares (as defined in the Executive Stock Agreements) to a bank or other lending institution for purposes of securing loans, mortgages or other financing
     (A) with respect to which there is no default in the obligation secured by the pledge, or (B) with respect to which a default giving the pledgee a right to the security in the obligation secured by the pledge has occurred; provided that, (X) except with respect to a transfer pursuant to clause
     --------
     (ii)(A) of this paragraph 3(b), the restrictions and conditions described in this Agreement, the Stock Purchase Agreement, or any Executive Stock Agreement to which the transferor is a party shall continue to be applicable to such Common Stock after any such Permitted Transfer, and the transferee(s) of such stock (the "Permitted Transferee(s)") shall have agreed in writing to be bound by the provisions of such agreements; and (Y) provided further that if any such stock is transferred pursuant to clause
     (i)(C) of this paragraph
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     3(b), any transfer of control of such Affiliate thereafter will be deemed to be a transfer of such stock for purposes of this Agreement and will not be considered a Permitted Transfer unless such deemed Transfer itself satisfies the requirements of this paragraph 3(b)."

     2.   Consent.  For all purposes of the Stock Purchase Agreement (including,
          -------
without limitation, Sections 4.1(c)(xii) and 4.1E thereof), each of the Stockholders consents to the amendment set forth in paragraph 1 of this Amendment.

     3.   Counterparts.  This Amendment may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4.   Descriptive Headings.  The descriptive headings of this Amendment are
          --------------------
inserted for convenience only and do not constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

/s/ Brian F. Addy                  MADISON DEARBORN CAPITAL
------------------------------
Brian F. Addy                      PARTNERS, L.P.
                                   By: Madison Dearborn Partners, its General Partner
                                   By: Madison Dearborn Partners, Inc., its General
                                       Partner


/s/ John R. Barnicle               By: /s/ James N. Perry
------------------------------        -----------------------------------------------
John R. Barnicle                          Its: MD
                                               --------------------------------------


/s/ Joseph Beatty                  FRONTENAC VI, L.P.
------------------------------
Joseph Beatty                      By:  Frontenac Company, its General Partner

                                   By: /s/ James E. Crawford, III
                                      ------------------------------------------------
                                          Its: _______________________________________


/s/ Robert C. Taylor, Jr.          BATTERY VENTURES III, L.P.
------------------------------
Robert C. Taylor, Jr.              By:  Battery Partners III, L.P., its
General Partner

                                   By: /s/ Richard D. Frisbie
                                      ------------------------------------------------
                                          Its:________________________________________


                                   FOCAL COMMUNICATIONS CORPORATION

                                   By: /s/ Robert C. Taylor, Jr.
                                      ------------------------------------------------
                                          Its:  Chief Executive Officer and President
                                               ---------------------------------------

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